UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): JUNE 27, 2008

000-15701

(Commission file number)

NATURAL ALTERNATIVES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1007839
(State of incorporation)	(IRS Employer Identification No.)

1185 Linda Vista Drive San Marcos, California 92078	(760) 744-7340
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 27, 2008, the Board of Directors of Natural Alternatives International, Inc. (NAI), with the recommendation of the Human Resources Committee of the Board of Directors, approved an increase in the annual base salaries of Mr. Randell Weaver, NAI’s President, and Mr. Alvin McCurdy, NAI’s Vice President of Operations. Effective as of June 28, 2008, Mr. Weaver’s annual base salary was increased from $300,000 to $325,000, and Mr. McCurdy’s annual base salary was increased from $210,000 to $225,000. The increase in Mr. Weaver’s salary represents the first salary increase he has received in almost four years. In making its determination, the Board of Directors also considered, among others, increases in the cost of living during the period since the salaries for Mr. Weaver and Mr. McCurdy were last established.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natural Alternatives International, Inc.

Date: July 3, 2008	By:	/s/ Ken Wolf
Ken Wolf
Chief Financial Officer